UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2015

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 Regulation FD Disclosure.

In connection with a senior notes offering by Evolution Escrow Issuer LLC, the proceeds of which are expected to be used in connection with the completion of the publicly announced acquisition of the Alkali Chemicals business of FMC Corporation (“FMC”) by Tronox US Holdings Inc., a wholly owned subsidiary of Tronox Limited, FMC is disclosing under this Item 7.01 the information included in Exhibit 99.1, which is being disclosed to prospective investors in a confidential preliminary offering memorandum dated March 9, 2015 (the “Preliminary OM”). The information in this Current Report on Form 8-K, including the exhibit hereto, which is excerpted from the Preliminary OM, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and shall not be deemed incorporated by reference into the filings of FMC under the Exchange Act or under the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such a filing.

Important Information for Investors and Stockholders

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, including the senior notes being offered by Evolution Escrow Issuer LLC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Excerpts from Confidential Preliminary Offering Memorandum of Evolution Escrow Issuer LLC, dated March 9, 2015*

*	This Exhibit is being furnished and shall not be deemed “filed” under the Exchange Act, nor shall it be deemed to be incorporated by reference into the filings of FMC under the Securities Act, or under the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION
(Registrant)

By:	/s/ Paul W. Graves
Paul W. Graves
Executive Vice President and
Chief Financial Officer

Date: March 9, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Excerpts from Confidential Preliminary Offering Memorandum of Evolution Escrow Issuer LLC, dated March 9, 2015*

*	This Exhibit is being furnished and shall not be deemed “filed” under the Exchange Act, nor shall it be deemed to be incorporated by reference into the filings of FMC under the Securities Act, or under the Exchange Act, except as expressly set forth by specific reference in such a filing.